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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JULY 31, 1997




                              DATAWORKS CORPORATION
             (Exact name of registrant as specified in its charter)



                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)



              0-26814                              33-0209937
        (Commission File No.)            (IRS Employer Identification No.)

                      5910 PACIFIC CENTER BLVD., SUITE 300
                           SAN DIEGO, CALIFORNIA 92121
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (619) 546-9600



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ITEM 5. OTHER EVENTS.

     On July 31, 1997, Interactive Group, Inc., a Delaware corporation ("Interactive"), announced that it had entered into a definitive agreement (the "Merger Agreement") with DataWorks Corporation, a California corporation ("DataWorks"), pursuant to which Interactive will become a wholly owned subsidiary of DataWorks in a stock-for-stock merger (the "Merger") intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and accounted for as a pooling of interests for financial reporting purposes. Under the terms of the Merger Agreement, stockholders of Interactive will receive 0.8054 shares of DataWorks Common Stock for each share of Interactive Common Stock they own at the time the Merger is consummated (the "Exchange Ratio"). In addition, options and warrants to acquire Interactive Common Stock will be converted as a result of the Merger into equivalent options and warrants for DataWorks Common Stock, based upon the Exchange Ratio.

     In connection with the execution of the Merger Agreement, Interactive has granted to DataWorks an option to purchase up to 344,531 shares of Interactive Common Stock (approximately 7.5% of the number of shares currently outstanding), exercisable upon the occurrence of certain events involving a termination of the Merger Agreement. The option is set forth in an "Option Agreement" dated July 31, 1997.

     The Merger is expected to be completed this fall, subject to approval of the Merger Agreement and the Merger by the stockholders of Interactive and the shareholders of DataWorks as well as the satisfaction or waiver of customary closing conditions. In connection with the execution of the Merger Agreement, certain stockholders of Interactive owning approximately 39% of the outstanding shares of Interactive Common Stock (Robert C. Vernon, Mark Hellinger and Randolph S. Naylor) and certain shareholders of DataWorks owning approximately 20% of the outstanding shares of DataWorks Common Stock have entered into forms of "Voting Agreements" pursuant to which they have agreed to vote their shares in favor of approval of the Merger Agreement and the Merger.

     The foregoing description of the transactions involving Interactive and DataWorks and the various agreements entered into in connection therewith is qualified in its entirety by reference to the Merger Agreement, the Option Agreement and the forms of Voting Agreements entered into by the stockholders of Interactive and the shareholders of DataWorks, copies of which are filed as exhibits to this Form 8-K and are incorporated herein by this reference.



                                       2.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (C)  EXHIBITS.

          99.1 Agreement and Plan of Merger and Reorganization dated July 31, 1997 among the Registrant, DataWorks Acquisition Sub, Inc. and Interactive Group, Inc.*

          99.2 Option Agreement dated as of July 31, 1997 between DataWorks Corporation and Interactive Group, Inc.*

          99.3 Form of Voting Agreement between DataWorks Corporation and certain stockholders of Interactive Group, Inc.*

          99.4 Form of Voting Agreement between Interactive Group, Inc. and certain shareholders of DataWorks Corporation.*



* Incorporated by reference to Interactive Group, Inc.'s Current Report on Form 8-K dated July 31, 1997.



                                       3.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DATAWORKS CORPORATION




Dated:  August  11, 1997               By: /s/ NORMAN R. FARQUHAR
                                          --------------------------------
                                          Norman R. Farquhar
                                          Executive Vice President, Chief
                                          Financial Officer and Director



                                       4.
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                                INDEX TO EXHIBITS

                                                                                         PAGE NO.

          99.1      Agreement and Plan of Merger and Reorganization dated July
                    31, 1997 among the Registrant, DataWorks Acquisition Sub,
                    Inc. and Interactive Group, Inc.*

          99.2      Option Agreement dated as of July 31, 1997 between DataWorks
                    Corporation and Interactive Group, Inc.*

          99.3 Form of Voting Agreement between DataWorks Corporation and certain stockholders of Interactive Group, Inc.*

          99.4 Form of Voting Agreement between Interactive Group, Inc. and certain shareholders of DataWorks Corporation.*


* Incorporated by reference to Interactive Group, Inc.'s Current Report on Form 8-K dated July 31, 1997.



                                       5.